2011 Director Election Report

November 17, 2011

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that both candidates participating in the FHLBNY’s 2011 election of Independent Directors to the Board of Directors (“Board”) – Mr. Joseph Melone and Rev. DeForest B. Soaries, Jr. – were elected by the FHLBNY’s eligible members on November 14, 2011 to serve on the FHLBNY’s Board for terms of office that begin on January 1, 2012 and which will both run for four years, expiring on December 31, 2015. Mr. Melone and Rev. Soaries currently serve on the FHLBNY’s Board; their terms expire on December 31, 2011.

336 FHLBNY members were eligible to vote in this election. Of this number, 185 members voted, representing 55% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 10,564,195. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

• Mr. Melone received 5,819,291 votes, representing 55% of the total number of eligible votes.

• Rev. Soaries received 5,212,281 votes, representing 49 % of the total number of eligible votes.

In addition, the FHLBNY is pleased to announce that Mr. John R. Buran, President and CEO, Flushing Savings Bank, Lake Success, NY, and Mr. Thomas L. Hoy, Chairman & CEO, Glens Falls National Bank & Trust Company, Glens Falls, NY, were elected by the FHLBNY’s New York State members on November 14, 2011 to serve on the FHLBNY’s Board as Member Directors representing New York for terms of office commencing on January 1, 2012. The terms will both run for four years, through December 31, 2015. Mr. Buran currently serves on the FHLBNY’s Board; his term expires on December 31, 2011.

201 FHLBNY members in New York State were eligible to vote in this election. Of this number, 116 members voted, representing 58% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Member Directorships was 5,441,028. Mr. Buran received 2,046,652 votes, and Mr. Hoy received 1,969,739 votes.

In addition to Messrs. Buran and Hoy, three other candidates for the two open Member Director seats in New York were on the ballot:

• Thomas W. Schneider, President & CEO, Pathfinder Bank, Oswego, NY, who received 908,517 votes;

• David J. Nasca, President & CEO, Evans Bank, N.A., Hamburg, NY, who received 407,576 votes; and

• John M. Tolomer, President & CEO, The Westchester Bank, Yonkers, NY, who received 333,132 votes.

No Member Director seats representing New Jersey and Puerto Rico & U.S. Virgin Islands members were up for election.

Biographical information provided by each of the four Directors elected in 2011 to serve on the Board commencing on January 1, 2012 is attached for your information.

Thank you for participating in this year’s director election process. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/ Alfred A. DelliBovi
Alfred A. DelliBovi
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION REGARDING
FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2012

JOHN R. BURAN

John R. Buran is currently Director, President and Chief Executive Officer of Flushing Savings Bank and Flushing Commercial Bank, and also of Flushing Financial Corporation, the holding company for those two institutions. He joined Flushing Savings Bank and Flushing Financial Corporation in 2001 as Chief Operating Officer and he became a Director of these entities in 2003. In 2005, he was named President and Chief Executive Officer of Flushing Savings Bank and Flushing Commercial Bank. He became a Director, as well as President & CEO, of Flushing Commercial Bank in 2007. Mr. Buran’s career spans over 30 years in the banking industry, beginning with Citibank in 1977. There he held a variety of management positions including Business Manager of their retail distribution in Westchester, Long Island and Manhattan and Vice President in charge of their Investment Sales Division. Mr. Buran left Citibank to become Senior Vice President, Division Head for Retail Services of NatWest Bank and later Executive Vice President of Fleet Bank’s (now Bank of America) retail branch system in New York City, Long Island, Westchester and Southern Connecticut. He also spent time as a consultant and Assistant to the President of Carver Bank. Mr. Buran is a member of the Board of Directors of the Federal Home Loan Bank of New York where he serves on the Audit and Affordable Housing Committees. Mr. Buran has devoted his time to a variety of charitable and not-for profit organizations. He has been a board member of the Long Island Association, both the Nassau and Suffolk County Boy Scouts, Family and Children’s Association, EAS, Long Island University, the Long Island Philharmonic and Channel 21. He was the fundraising chairman for the Suffolk County Vietnam Veteran’s War Memorial in Farmingville, New York and has been recipient of the Boy Scouts’ Chief Scout Citizen Award. His work in the community has been recognized by Family and Children’s Association, and the Gurwin Jewish Geriatric Center.  He was also a recipient of the Long Island Association’s SBA Small Business Advocate Award.  Mr. Buran was honored with St. Joseph’s College’s Distinguished Service Award in 1998 and 2004. Mr. Buran also serves on the Advisory Board and is former Board President of Neighborhood Housing Services of New York City. He is a Board member of The Korean American Youth Foundation. He is also currently Chairman of the New York Bankers Association as well as a Director of New York Bankers Service Corporation. Mr. Buran also serves on the board of the Long Island Conservatory. He holds a B.S. in Management and an M.B.A., both from New York University.

THOMAS L. HOY

Thomas L. Hoy is Chairman, President and C.E.O. of Arrow Financial Corporation. Arrow is a $1.9 million holding company for its two banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. The company administers approximately $1 billion in its asset management business and offers property/casualty and health insurance brokerage through four different subsidiaries.

Mr. Hoy joined Glens Falls National Bank in 1974 as a Management Trainee. After holding several different leadership positions at Arrow, he became President of Glens Falls National Bank on January 1, 1995.

Mr. Hoy is a graduate of Cornell University and has been very active in various banking organizations, including past Chairman of the New York Bankers Association, past President of the Independent Bankers Association of New York, and as a past member of the American Bankers Association Board of Directors. Mr. Hoy is currently a member of the Board of the New York Bankers Association, is on the Board of an ABA subsidiary, Business Solutions, and co-chair of the ABA Task Force on Interchange.

Mr. Hoy served four years on active duty in the Navy as a Surface Warfare Officer on various destroyers, and retired after twenty years as a Commander in the U.S. Naval Reserve.

He has been extremely active in his community, chairing numerous Boards and leading several community fundraising efforts. He has been recognized for his community service with the J. Walter Juckett Award from the Adirondack Regional Chambers of Commerce, the Good Scout Award from the Boy Scouts of America Twin Rivers Council, and the Charles R. Wood Award.

Mr. Hoy and his wife Sally reside in Queensbury, New York.

JOSEPH J. MELONE

Joseph J. Melone has been chairman emeritus of The Equitable Companies, Incorporated since April 1998. Prior to that, he was President and Chief Executive Officer of The Equitable Companies from 1996 until his retirement in April 1998 and, from 1990 until his retirement in April 1998, he was Chairman and Chief Executive Officer of its principal insurance subsidiary, The Equitable Life Assurance Society of the United States (“Equitable Life”). Prior to joining Equitable Life in 1990, Mr. Melone was president of The Prudential Insurance Company of America. He is a former Huebner Foundation fellow, and previously served as an associate professor of insurance at The Wharton School of the University of Pennsylvania and research director at The American College. Mr. Melone is a Chartered Life Underwriter, Chartered Financial Consultant and Chartered Property and Casualty Underwriter. He currently serves on the boards of Newark Museum, Newark, New Jersey, Auburn Theological Seminary, New York City, New York, and St. Barnabas Medical Center, Livingston, New Jersey. Until August of 2007, Mr. Melone served on the board of directors of BISYS; until December of 2007, he served on the board of directors of Foster Wheeler; and, until May of 2010, he served as chairman of the board of Horace-Mann Educators, Inc. Mr. Melone has held other leadership positions in a number of insurance industry associations, as well as numerous civic organizations. He received his bachelor’s, master’s and doctoral degrees from the University of Pennsylvania.

REV. DeFOREST B. SOARIES, JR.

DeForest B. Soaries, Jr. has been the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey since November 1990. A pioneer of faith-based community development, Dr. Soaries has led First Baptist in the construction of a new $20 million church complex and the formation of many not-for-profit entities to serve the community surrounding the church. Highlights of Dr. Soaries’ ministry include recruiting 379 families to become foster parents to 770 children; helping 236 children find adoptive parents; constructing 145 new homes for low and moderate income residents to own; redeveloping 150,000 square feet of commercial real estate; operating a “green jobs” training program; serving hundreds of youth in an after school center and homework club; forming a youth entrepreneurship program; organizing a community development credit union; implementing a strategy to help 1,000 families become debt-free; and creating a program designed to help homeowners recover homes lost through foreclosure. He is the author of dfree™ Breaking Free from Financial Slavery. Founded in 2005, his dfree™ campaign is the linchpin of a successful strategy to lead people, families, and organizations out of debt to attain financial independence. Dr. Soaries and his dfree™ strategy were the focus of the third installment of CNN’s Black in America documentary “Almighty Debt.” From January 12, 1999 to January 15, 2002, Dr. Soaries served as New Jersey’s 30th Secretary of State. In 2004 he also served as the first chairman of the United States Election Assistance Commission, having been appointed by the President and confirmed by the United States Senate.